Exhibit 10.1

AMENDMENT NO. 2 TO GUARANTY

AMENDMENT NO. 2 TO GUARANTY, dated as of July 8, 2008 (this “Amendment”), by and between ANTHRACITE CAPITAL, INC., a Maryland corporation whose address is 40 East 52nd Street, New York, New York 10022 (collectively, “Guarantor”) and DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a branch of a foreign banking institution whose address is 60 Wall Street, New York, New York 10005 (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guaranty (as hereinafter defined).

RECITALS

WHEREAS, Anthracite Funding, LLC (“Seller”), AHR Capital DB Limited (Removed Seller”), Buyer and Deutsche Bank AG, London Branch (“Removed Buyer”) are parties to that certain Master Repurchase Agreement and Annex I to Master Repurchase Agreement Supplemental Terms And Conditions, dated as of December 23, 2004, as supplemented by the English Loan Supplement dated December 23, 2004, the Joinder, dated August 24, 2005, and the Joinder, dated October 24, 2005, and as amended by that certain Amendment No. 1 to Annex I to Master Repurchase Agreement Supplemental Terms and Conditions, dated February 8, 2007 (and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”); and

WHEREAS, Guarantor has entered into that certain Guaranty, dated December 23, 2004, in favor of Buyer, as amended by that certain Amendment to Guaranty dated as of February 27, 2007, whereby Guarantor guaranties all of Seller’s obligation to Buyer under the Repurchase Agreement (and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”)

WHEREAS, Buyer, Removed Buyer, Seller and Removed Seller desire to amend the terms of the Repurchase Agreement pursuant to that certain Amendment No. 2 To Master Repurchase Agreement And Annex I To Master Repurchase Agreement Supplemental Terms And Conditions, dated as of the date hereof (the “Amendment to MRA”);

WHEREAS,  pursuant to the Amendment to MRA Removed Buyer and Removed Seller are no longer parties to the Transaction Documents (as defined in the Repurchase Agreement);

WHEREAS, Buyer has requested, that as condition to the Amendment to MRA, Guarantor enter into the Amendment; and

WHEREAS, Buyer and Guarantor desire to amend the Guaranty as more particularly set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1. Amendments.

(a)        Section 1 of the Guaranty is hereby amended by adding the following definitions:

"Committed Facility" shall mean a credit facility under which Guarantor is a borrower and a party acceptable to Buyer is lender, whereby (i) the lender thereunder is unconditionally committed to make advances to Guarantor upon request by Guarantor (other than any conditions acceptable to Buyer); (ii) no event of default (or event which with notice or the passage of time, or both, would constitute an event of default) has occurred thereunder; and (iii) the period where such advances may be requested expires more than ninety (90) days from the date of determination.

“Marketable Securities” means any of the following:

(i)           100% of the market value of negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of less than 1 year; or

(ii)           95% of the market value of negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of 1-10 years; or

(iii)           90% of the market value of negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 10 years; or

(iv)           90% of the market value of single-class mortgage participation certificates ("FHLMC Certificates") in book-entry form backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal Home Loan Mortgage Corporation (excluding Real Estate Mortgage Investment Conduit ("REMIC") or other multi-class pass-through certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivative securities); or

(v)           90% of the market value of single-class mortgage pass-through certificates ("FNMA Certificates") in book-entry form backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and ultimate collection of principal of which are guaranteed by the Federal National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, pass-through certificates backed by adjustable rate mortgages collateralized mortgage obligations, securities paying interest or principal only and similar derivative securities); or

(vi)           90% of the market value of single-class fully modified pass-through certificates ("GNMA Certificates" in book-entry form backed by single-family residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the Government National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivatives securities); or

(vii)          85% of all actively and regularly traded investment-grade residential mortgage-backed securities; or

(viii)         such other collateral as Guarantor and Buyer may agree, with such valuation percentage applied thereto as Buyer, in its sole discretion acting in good faith shall deem appropriate.

“Restructure Date” shall mean July 8, 2008.

(b)       Section 5 of the Guaranty is hereby replaced in its entirety as follows:

5.         Certain Financial Covenants.

(a)           Guarantor shall not permit with respect to itself any of the following to be breached, as determined on a consolidated basis in conformity with GAAP:

(i)            Tangible Net Worth. As of the end of any quarter, the Tangible Net Worth of the Guarantor to be less than the sum of (i) $400,000,000 plus (ii) an amount equal to 75% of any equity proceeds received by Guarantor on or after the Restructure Date;

(ii)           Quarterly Tangible Net Worth Maintenance. As of any date, the Tangible Net Worth of the Guarantor to decline by 20% or more from Guarantor’s Tangible Net Worth as of the last Business Day in the third month preceding such date;

(iii)           Yearly Tangible Net Worth Maintenance. As of any date, the Tangible Net Worth of the Guarantor to decline by 40% or more from Guarantor’s Tangible Net Worth as of the last Business Day in the twelfth month preceding such date;

(iv)           Minimum Debt Service Coverage. As of the end of any quarter, the Debt Service Coverage to be less than 1.4 to 1.0;

(v)           Minimum Liquidity. As of any date, the sum of the Guarantor’s (x) cash, (y) Marketable Securities, and (z) subject to the following proviso, availability under any Committed Facility that is unrestricted and not subject to Liens, to be less than 5.0% of the Guarantor’s Indebtedness which is subject to mark-to-market provisions; provided, however¸ that the maximum amount of availability under any Committed Facility that is unrestricted and not subject to Liens that may be included for purposes of satisfying the requirements of this Section 5(a)(v) shall not exceed 1.25%

of the Guarantor’s Indebtedness which is subject to mark-to-market provisions;

(vi)           Maintenance of Ratio of Recourse Indebtedness to Tangible Net Worth.  As of the end of any quarter, the ratio of Indebtedness which is recourse to the Guarantor to the Tangible Net Worth of the Guarantor to be greater than 3:1; and

(vii)          Minimum Net Income. Guarantor’s net income to be less than $1.00 for any two consecutive calendar quarters.

(b)           Guarantor agrees that with respect to any financing agreement (including, but not limited to, a credit agreement) or guaranty which the Guarantor enters into and delivers after the date hereof which contains financial covenants that are applicable to the Guarantor, Guarantor shall deliver a certified copy of such agreement or guaranty (each, a “Subsequent Guaranty”) to Buyer.

SECTION 2.      Affirmation of Guaranty. Guarantor hereby represents, warrants and covenants to Buyer that (a) it has no offset, counterclaim or defense with respect to either the Repurchase Agreement or the Guaranty and (b) each of the Repurchase Agreement and the Guaranty is valid and existing and in full force and effect; (iii) all references in the Guaranty to the Repurchase Agreement are to the Repurchase Agreement, as defined herein. Additionally, Guarantor hereby ratifies, confirms and reaffirms each and every covenant, condition, term and obligation contained in the Guaranty, and that the Guaranty is valid and existing in full force and effect.

SECTION 3.      Representation and Warranties. Guarantor hereby represents, covenants and warrants to Buyer that the representations and warranties contained in the Guaranty are true and correct as of the date hereof.

SECTION 3.      Conditions Precedent.  This Amendment and its provisions shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of the Seller and the Buyer (the “Amendment Effective Date”).

SECTION 4.      Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

       SECTION 5.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTOR

ANTHRACITE CAPITAL, INC.,
a Maryland corporation

By:	/s/ Richard Shea
Name: Richard Shea
Title: President

ACKNOWLEDGED AND AGREED TO
BY:

ANTHRACITE FUNDING, LLC, a
Delaware limited liability company

By:	Anthracite Capital, Inc., a Maryland
corporations, its sole member

	By:	/s/ Richard Shea
Name: Richard Shea
Title: President

AHR CAPITAL DB LIMITED,
an Irish private limited company

By:	/s/ Richard Shea
Name: Richard Shea
Title: Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

DEUTSCHE BANK AG, CAYMAN
ISLANDS BRANCH

By:	/s/ Christopher E. Tognola
Name: Christopher E. Tognola
Title: Managing Director

By:	/s/ Christine Belbusti
Name: Christine Belbusti
Title: Director